SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 4, 2003

                           --------------------------

                                COST-U-LESS, INC.
             (Exact name of registrant as specified in its charter)

          WASHINGTON                         0-24543                       91-1615590
(State or other jurisdiction of        (Commission File Number)         (I.R.S. Employer)
 incorporation or organization)                                        Identification No.)


                             8160 - 304th Avenue SE
                               Building 3, Suite A
                            Preston, Washington 98050

               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425) 222-5022


                          ----------------------------

Item 5. Other Events and Required FD Disclosure.

     On November 4, 2003, Cost-U-Less, Inc. (the "Company") issued a press release stating that its discussions with ASSI, Inc. regarding a potential cash investment by ASSI pursuant to the purchase of unregistered newly-issued shares of the Company's common stock had been terminated. The Company initially announced discussions with ASSI concerning a potential acquisition of the Company on June 24, 2003, and provided an update on October 10, 2003, to reflect discussion of a potential cash investment.

     A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.


Item 7. Financial Statements and Exhibits.

   (c)  Exhibits.

        Exhibit No.           Description
        ------------------    --------------------------------------------------

        99.1                  Press release of Cost-U-Less, Inc. dated
                              November 4, 2003


Item 12. Results of Operations and Financial Condition

     The information in this Item 12 and the portion of the exhibit attached hereto relating to the Company's results of operation and financial condition shall not be deemed to be filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

     In its November 4, 2003, press release, the Company also announced that it generated net income of $281,000, or $0.08 per fully diluted share outstanding, for the third fiscal quarter ended September 28, 2003, compared to net income of $207,000, or $0.06 per fully diluted share outstanding, for the corresponding quarter last year.

     A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Cost-U-Less, Inc.

November 5, 2003                        By:  /s/ J. Jeffrey Meder
                                        J. Jeffrey Meder, President and
                                        Chief Executive Officer

                                  EXHIBIT INDEX


         Exhibit No.           Description
         ------------------    -------------------------------------------------

         99.1                  Press release of Cost-U-Less, Inc. dated
                               November 5, 2003